Exhibit 99.1

Scorpius Holdings, Inc. Announces Pricing of Public Offering

DURHAM, N.C. – August 16, 2024 — Scorpius Holdings, Inc. (NYSE American: SCPX), (“Scorpius”, or the “Company”), an integrated contract development and manufacturing organization (CDMO), today announced the new pricing of an underwritten public offering of 12,500,000 shares of common stock (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof). Each share of common stock (or Pre-Funded Warrant) is being offered at a public offering price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price). The gross proceeds to the Company from the offering are expected to be approximately $12,500,000, before deducting underwriting discounts and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 1,875,000 shares of common stock and/or Pre-Funded Warrants solely to cover over-allotments, if any.

As previously announced, the Company had terminated the pricing of its underwritten public offering that it had announced on August 6, 2024. Subsequently, the Company requested, and the NYSE American approved, a financial viability exception to the NYSE American stockholder approval rules that would allow the Company to proceed with the closing of the underwritten public offering upon the terms set forth above.

The offering is expected to close on August 19, 2024, subject to satisfaction of customary closing conditions and trading of the Company’s common stock on the NYSE American is expected to resume that same day.

The Company intends to use the net proceeds of the offering to fund working capital and for general corporate purposes.

ThinkEquity is acting as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-280887), as amended, including a preliminary prospectus, relating to the securities being offered was filed with the Securities and Exchange Commission (“SEC”) and became effective on August 6, 2024. This offering is being made only by means of a prospectus. Copies of the final prospectus, when available, may be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Scorpius Holdings, Inc.

Scorpius Holdings Inc. is an integrated large molecule contract development and manufacturing organization (CDMO) focused on rapidly advancing biologic and cell therapy programs to the clinic and beyond. Scorpius offers a broad array of analytical testing, process development, and manufacturing services to pharmaceutical and biotech companies at its state-of-the-art facilities in San Antonio, TX. With an experienced team and new, purpose-built U.S. facilities, Scorpius is dedicated to transparent collaboration and flexible, high-quality biologics biomanufacturing. For more information, please visit www.scorpiusbiologics.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and include statements regarding the timing and completion of the proposed offering, the timing that trading will resume and the intended use of proceeds. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to complete the proposed offering, and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2023, subsequent quarterly report on Form 10-Q and any other filings the Company makes with the SEC. The information in this presentation is provided only as of the date presented, and the Company undertakes no obligation to update any forward-looking statements contained in this press release on account of new information, future events, or otherwise, except as required by law.

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David Waldman

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investorrelations@nighthawkbio.com